Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is entered into on September 9, 2020, by and between Diego Pellicer Worldwide, Inc., a Delaware corporation (“Buyer”), and Albatross Management Consulting, LLC a Colorado limited liability company (“Seller”). Buyer and Seller are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                 Seller owns 65% of the membership interests of Blue Bronco, LLC, a Colorado limited liability company (the “Company”);

B.                 Buyer desires to purchase from Seller 15.125% of the membership interests of the Company (the “Buyer Membership Interest”), and Seller desires to sell to Buyer the Buyer Membership Interest, as provided in this Agreement;

C.                 The Company intends to purchase E2T2, LLC (“E2T2”), which is a Regulated Marijuana Business; and

D.                 As part of the Company’s purchase of E2T2, Seller is obligated to pay Buyer $300,000 with respect to the Itachi Note contemporaneously with the transactions contemplated by this Agreement.

NOW, THEREFORE, the Parties agree as follows:

TERMS

ARTICLE I

DEFINITIONS AND CONSTRUCTION

1.1              Definitions. Capitalized terms have the meanings set forth below unless defined elsewhere in this Agreement.

“Affiliate” means any Person that directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Application Fees” means all fees paid to Governmental Authorities associated with Buyer becoming a Controlling Beneficial Owner.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of Colorado are authorized or obligated to close.

“Charter Documents” means with respect to any Person, the articles or certificate of incorporation, formation or organization and by-laws, the limited partnership agreement, the partnership agreement or the limited liability company agreement, or such other organizational documents of the Person, including those that are required to be registered or kept in the place of incorporation, organization or formation of the Person and which establish the legal personality of the Person.

“City” means the City and County of Denver, Colorado.

“Claim” means any demand, claim, action, investigation, Proceeding, arbitration, counterclaim, obligation, defense, setoff, recoupment, debt, demand, cause of action, suit, obligation, injury, loss, damage, costs, expenses, attorney and expert witness fee, and liability of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Contract” means any legally binding written contract, lease, license, evidence of indebtedness, mortgage, indenture, purchase order, binding bid, letter of credit, security agreement or other written and legally binding arrangement.

“Control” means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities or ownership interests, by Contract or otherwise, and specifically with respect to a corporation, partnership or limited liability company, means direct or indirect ownership of at least 50% of the voting securities in the corporation or of the voting interest in a partnership or limited liability company.

“Controlling Beneficial Owner” has the meaning ascribed to it in the Marijuana Code.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or any state, county, city or other political subdivision or similar governing entity.

“Itachi Note” means that certain promissory note in the principal amount of $300,000, signed by Itachi Capital, Inc. and dated November 1, 2018.

“Knowledge” when used in a particular representation or warranty in this Agreement, means the actual, constructive, or imputed knowledge of a Party, without inquiry.

“Laws” means all laws, statutes, rules, regulations, ordinances, and other pronouncements having the effect of law of a Governmental Authority, except for any United States federal law, rule or regulation related to marijuana which this Agreement may violate.

“ Lien” means any mortgage, pledge, assessment, security interest, lien or other similar encumbrance.

“Marijuana Code” means, collectively, Sections 14 and 16 of Article XVIII of the Colorado Constitution, the Colorado Marijuana Code, §§ 44-10-101, et seq., C.R.S., as the same may be supplemented or amended from time to time, together with the regulations promulgated thereunder, and all applicable local Laws thereto promulgated by a Governmental Authority.

“Material Adverse Effect” means any occurrence, condition, change, development, event or effect (other than those due to COVID-19 or any other pandemic) that has or could reasonably be expected to have a materially adverse effect on the assets, properties, financial condition, or results of operations on a Party, as the context dictates, taken as a whole.

“MED” means the Colorado Marijuana Enforcement Division.

“Permits” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises, and similar consents granted by a Governmental Authority.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental Authority.

“Proceeding” means any complaint, lawsuit, action, suit, or other proceeding at Law or in equity or order or ruling, in each case by or before any Governmental Authority or arbitral tribunal.

“Regulated Marijuana Business” has the meaning ascribed to it in the Marijuana Code.

1.2	Rules of Construction.

(a)                All article, section, subsection, schedule, and exhibit references used in this Agreement are to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified. The exhibits and schedules attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.

(b)               If a term is defined as one part of speech (such as a noun), it has a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender include the feminine and neutral genders and vice versa. Words in the plural form include the singular form, and words in the plural form include the singular form. The words “includes” or “including” means “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not any particular section or article in which the words appear and any reference to a Law includes any rules and regulations promulgated thereunder. Currency amounts referenced herein are in U.S. Dollars.

(c)                Whenever this Agreement refers to a number of days, the number refers to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then the action may be validly taken on or by the next day that is a Business Day.

(d)               Each Party and its respective attorneys have been given an equal opportunity to negotiate the terms and conditions of this Agreement, and any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement will not be applicable to the construction or interpretation of this Agreement.

ARTICLE II

PURCHASE AND CLOSING OF BUYER MEMBERSHIP INTEREST

2.1.            Sale of the Buyer Membership Interest. On the date of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Buyer Membership Interest free and clear of all Liens.

2.2.            Purchase Price. As consideration for the Buyer Membership Interest, the remaining amounts owed under the Itachi Note will be deemed converted into the Buyer Membership Interest. On the date of this Agreement, Buyer shall deliver the Itachi Note to Seller, marked “Cancelled,” at which time the Itachi Note will be deemed paid in full, and in exchange for the Itachi Note, Seller shall execute a Bill of Sale in the form attached hereto as Exhibit A (collectively, the “Closing”).

ARTICLE III

SELLER’S STATEMENTS OF FACT

Seller states that the following are true and correct as of the date of this Agreement:

3.1.            Authority. Seller has all requisite power and authority to execute and deliver this Agreement and the other instruments to be delivered by it at the Closing, to perform such obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the other instruments to be delivered by Seller at the Closing, and the performance by Seller of such obligations hereunder and thereunder, have been duly and validly authorized by all necessary action. This Agreement has been, and the instruments to be delivered by Seller at the Closing will be, duly and validly executed and delivered by Seller and constitute (or, in the case of instruments to be delivered by Seller at the Closing, will at the Closing constitute) the legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium, or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.

3.2.            No Conflicts; Consents and Approvals. The execution and delivery by Seller of this Agreement do not, and the performance by Seller of its obligations under this Agreement does not:

(a)         violate or result in a breach of the Charter Documents of Seller;

(b)         violate or result in a default under any material Contract to which Seller is a party; or

(c)         (i) violate or result in a breach of any Law applicable to Seller, except for the violations or breaches that would materially interfere with Seller’s ability to perform its obligations hereunder or (ii) require any consent or approval of any Governmental Authority and under any Law applicable to Seller, other than in each case any consent or approval which, if not made or obtained, would not reasonably be expected to interfere with Seller’s ability to perform its obligations hereunder.

3.3              Proceedings. There is no Proceeding pending, or to Seller’s Knowledge threatened, against Seller before or by any Governmental Authority, which seeks a writ, judgment, order or decree restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement.

3.4              Brokers. Seller does not have any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

3.5              Compliance with Laws and Orders. Seller and the Company are in compliance with all Laws and orders applicable to them except where any non-compliance would not reasonably be expected to result in a Material Adverse Effect on the Company

3.6              No Other Representations and Warranties. Except for the representations and warranties contained in this Article III, neither Seller nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information, documents or material regarding the business of the Company furnished or made available to Buyer in any form (including any information, documents, or material delivered to Buyer on behalf of Seller for purposes of this Agreement), or as to the future revenue, profitability, or success of the Company’s business, or any representation or warranty arising from statute or otherwise in Law.

(collectively, “Seller’s Statements of Fact”).

ARTICLE IV

BUYER’S STATEMENTS OF FACT

Buyer states that the following are true and correct as of the date of this Agreement:

4.1              Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and the other instruments to be delivered by Buyer at the Closing, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the other instruments to be delivered by Buyer at the Closing, and the performance by Buyer of his obligations hereunder and thereunder, have been duly and validly authorized by all necessary action. This Agreement has been, and the instruments to be delivered by Buyer at the Closing will be, duly and validly executed and delivered by Buyer and constitute (or, in the case of instruments to be delivered by Buyer at the Closing, will at the Closing constitute) the legal, valid and binding obligation of Buyer enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium, or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.

4.2              No Conflicts; Consents and Approvals. The execution and delivery by Buyer of this Agreement does not, and the performance by Buyer of his obligations under this Agreement does not:

(a)           violate or result in a breach of the Charter Documents of Seller

(b)          violate or result in a default under any material contract to which Buyer is a party, except for any violation or default that would not be expected to interfere with Buyer’s ability to perform its obligations hereunder; or

(c)          (i) violate or result in a breach of any Law applicable to Buyer, except for the violations or breaches that would not materially interfere with Buyer’s ability to perform its obligations hereunder or (ii) require any consent or approval of any Governmental Authority and under any Law applicable to Buyer, other than in each case any consent or approval which, if not made or obtained, would not reasonably be expected to materially interfere with Buyer’s ability to perform his obligations hereunder.

4.3              Proceedings. There is no Proceeding pending, or to Buyer’s Knowledge threatened, against Buyer before or by any Governmental Authority, which seeks a writ, judgment, order or decree restraining, enjoining or otherwise prohibiting or making illegal any of the transactions contemplated by this Agreement.

4.4              Brokers. Buyer does not have any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

4.5              Compliance with Laws and Orders. Buyer is not in violation of, or in default under, any Law or order applicable to Buyer the effect of which, in the aggregate, would reasonably be expected to hinder, prevent or delay Buyer from performing its obligations hereunder.

4.6              Buyer’s Suitability as Owner of Regulated Marijuana Business. Buyer is not prohibited from holding a license as a Controlling Beneficial Owner of a Regulated Marijuana Business under the Marijuana Code.

(collectively, “Buyer’s Statements of Fact”)

ARTICLE V

COVENANTS

5.1	Regulatory and Other Approvals. After Buyer’s payment of the Purchase Price:

(a)                Each Party shall attempt to obtain as promptly as practicable all consents and approvals that either Party or its respective Affiliates are required to obtain in order for Buyer to be a Controlling Beneficial Owner of the Company and/or E2T2 and for the Company to obtain its Permits to be a Regulated Marijuana Business from the MED and the City, and Buyer shall promptly file a suitability application with the MED.

(b)               Each Party shall (i) make or cause to be made the filings required of the Person or any of its applicable Affiliates under any Laws applicable to it with respect to the transactions contemplated by this Agreement and to pay any fees due of it in connection with the filings, as promptly as is reasonably practicable; (ii) cooperate with the other Party and furnish the information that is necessary in connection with the other Parties’ filings; (iii) use reasonable efforts to cause the expiration of the notice or waiting periods under any Laws applicable to it with respect to the consummation of the transactions contemplated by this Agreement as promptly as is reasonably practicable; (iv) promptly inform the other Party of any communication from or to, and any proposed understanding or agreement with, any Governmental Authority in respect of the filings; (v) reasonably consult and cooperate with the other Party in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and opinions made or submitted by or on behalf of any Party in connection with all meetings, actions or other Proceedings with Governmental Authorities relating to the filings; (vi) comply, as promptly as is reasonably practicable, with any requests received by the Party under any Laws for additional information, documents or other materials with respect to the filings; and (vii) attempt to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement.

(c)                If a Party (or any of its applicable Affiliates) intends to participate in any meeting with any Governmental Authority with respect to the filings and if permitted by, or acceptable to, the applicable Governmental Authority, it shall give the other Party reasonable prior notice of, and an opportunity to participate in, the meeting.

(d)               In connection with any such filings, Buyer shall cooperate in good faith with Governmental Authorities and with Seller and undertake promptly any and all action required to lawfully complete the transactions contemplated by this Agreement.

(e)                Each Party shall provide prompt notification to the other Party when it becomes aware that any such consent or approval referred to in this Section 5.1 is obtained, taken, made, given or denied, as applicable.

(f)                 Each Party shall not, and shall cause its respective Affiliates not to, take any action that could reasonably be expected to adversely affect the approval of any Governmental Authority.

(g)               Buyer shall in good faith negotiate and enter into an operating agreement with the other members of the Company.

5.2              Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time, at a Party’s request and without further consideration, the other Party shall execute and deliver to the requesting Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as the Party may reasonably request in order to consummate the transactions contemplated by this Agreement.

5.3	Application Fees. Buyer shall pay the Application Fees.

ARTICLE VI

MISCELLANEOUS

6.1              No Third-Party Beneficiaries. the terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

6.2              Entire Agreement; Amendment. This Agreement contains the sole and entire agreement between the Parties with respect to the subject matter hereof. The Parties may amend any provision of this Agreement only by a written instrument signed by the Parties.

6.3              Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving the term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law, are cumulative and not alternative.

6.4              Succession and Assignment. This Agreement is binding upon and will inure to the benefit of the Parties and their successors and assigns. This Agreement may not be assigned by operation of law or otherwise without the written consent of the Parties.

6.5              Counterparts; Electronic or Fax Signatures. This Agreement may be executed in counterparts, each of which will be an original and all of which, when taken together, will constitute one instrument notwithstanding that all parties have not executed the same counterpart. Signatures that are transmitted electronically or by fax will be effective as originals.

6.6              Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not modify, define, or limit any of its terms or provisions.

6.7              Notices. Any notice, request, demand, Claim, or other communication hereunder will be in writing and will be deemed delivered: (a) three Business Days after it is sent by U.S. mail, certified mail, return receipt requested, postage prepaid; (b) one Business Day after it is sent via a reputable nationwide overnight courier; or (c) when sent via email, in each of the foregoing cases to the intended recipient as set forth below:

If to Seller:	Albatross Management Consulting, LLC Attn: Neil Demers

16263 E 98th Way Commerce City,

CO 80022

Telephone: 720-937-9073

E-mail: npdemers@gmail.com

With a copy to:	McAllister Garfield, P.C. Attn: Daniel J. Garfield, Esq. 501 S. Cherry St., Ste. 480

Denver, CO 80246

Phone: 720-722-0048

E-mail: dgarfield@mcallistergarfield.com

If to Buyer:	Diego Pellicer Worldwide, Inc. 6160 Plumas Street, Suite 100

Reno, NV 89519

Attention: Nello Gonfiantini, III, CEO

Phone: 775-690-2188

E-mail: nello@diego-pellicer.com

With a copy to:	Joseph J. Tomasek, Esq.

74 Linden Avenue Verona,

New Jersey 07044

Phone: 973-224-1061

E-mail: jtoma4368@aol.com

Any Party may give any notice, request, demand, Claim, or other communication hereunder by personal delivery, electronically, or fax, but no such notice, request, demand, Claim, or other communication will be deemed to have been duly given unless and until it is actually received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, Claims, and other communications hereunder are to be delivered by giving notice to the other Parties in the manner herein set forth.

6.8              Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Colorado, without giving effect to any conflict or choice of law provision that would result in imposition of another state’s Law. THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT (A) COLORADO HAS PASSED AMENDMENTS TO THE COLORADO CONSTITUTION AND ENACTED CERTAIN LEGISLATION TO GOVERN THE MARIJUANA INDUSTRY AND (B) THE POSSESSION, SALE, MANUFACTURE, AND CULTIVATION OF MARIJUANA IS ILLEGAL UNDER FEDERAL LAW. THE PARTIES WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

6.9              Attorneys’ Fees. If a Party brings an action to enforce the provisions of this Agreement, the substantially prevailing Party will be entitled to recover its reasonable attorneys’ fees and expenses incurred in such action from the non-prevailing Party.

6.10          Invalid Provisions. If a dispute between the Parties arises out of this Agreement or the subject matter of this Agreement, the Parties would want a court or arbitrator to interpret this Agreement as follows:

(a)                With respect to any provision held to be unenforceable, by modifying that provision to the minimum extent necessary to make it enforceable or, if that modification is not permitted by Law or public policy, by disregarding the provision;

(b)               if an unenforceable provision is modified or disregarded in accordance with this Section 6.10, by holding the rest of the Agreement will remain in effect as written;

(c)                by holding that any unenforceable provision will remain as written in any circumstances other than those in which the provision is held to be unenforceable; and

(d)               if modifying or disregarding the unenforceable provision would result in a failure of an essential purpose of this Agreement, by holding the entire Agreement unenforceable.

Upon the determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6.11          Expenses. Whether or not the transactions contemplated hereby are consummated, each Party shall pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby.

6.12          Confidentiality and Publicity. This Agreement is confidential and may not be disclosed to any third party (other than the Parties’ Affiliates, attorneys, accountants, auditors, or other advisors, or Governmental Authorities) except as required for tax purposes or as required by Law. Any Party receiving a request for this Agreement shall promptly notify the other Party to afford it the opportunity to object or seek a protective order regarding this Agreement or information contained herein. None of the Parties shall issue any press release or public announcement of any of the transactions contemplated by this Agreement except as may be agreed to in writing by the Parties and as otherwise permitted by this Agreement.

6.13          Advice of Counsel. Each Party has had the opportunity to seek the advice of independent legal counsel and has read and understood each of the terms and provisions of this Agreement.

6.14          Specific Performance. The rights of the Parties to consummate the transactions contemplated hereby (including the satisfaction of any condition to the Closing) are special, unique, and of extraordinary character, and if a Party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching Parties may be without an adequate remedy at law. If a Party violates or fails or refuses to perform any covenant or agreement made by it herein (including signing any documents required for Change of Ownership), the non- breaching Parties may (at any time prior to the earlier of a) valid termination of this Agreement pursuant to Article VIII and b) the Closing), subject to the terms hereof, institute and prosecute an action to enforce specific performance of such covenant or agreement. The Parties irrevocably submit to the exclusive jurisdiction of the state courts located in Denver, Colorado, with respect to this Section 6.14. The Parties irrevocably waive defense of an inconvenient forum to the maintenance of any such action or other proceeding with respect to this Section 6.14.

6.15	Mandatory Binding Arbitration.

(a)                Except for actions arising under Section 6.14, any dispute, Claim, interpretation, controversy, or issues of public policy arising out of or relating to this Agreement, including the determination of the scope or applicability of this Section 6.15, will be determined exclusively by binding arbitration held in Denver, Colorado, and will be governed exclusively by the Colorado Revised Arbitration Act, §§ 13-22-201, et seq., C.R.S. (the “CRAA”).

(b)              The arbitrator will be selected from the roster of arbitrators at Judicial Arbiter Group, Inc. in Denver, Colorado (“JAG”), unless the Parties agree otherwise. If the Parties do not agree on the selection of a single arbitrator within 10 days after a demand for arbitration is made, then the arbitrator will be selected by JAG from among its available professionals. Arbitration of all disputes and the outcome of the arbitration will remain confidential between the Parties except as necessary to obtain a court judgment on the award or other relief or to engage in collection of the judgment.

(c)                The Parties irrevocably submit to the exclusive jurisdiction of the state courts located in Denver, Colorado, with respect to this Section 6.15 to compel arbitration, to confirm an arbitration award or order, or to handle court functions permitted under the CRAA. The Parties irrevocably waive defense of an inconvenient forum to the maintenance of any such action or other proceeding. The Parties may seek recognition and enforcement of any Colorado state court judgment confirming an arbitration award or order in any United States state court or any court outside the United States or its territories having jurisdiction with respect to recognition or enforcement of such judgment.

(d)           The Parties waive (i) any right of removal to the United States federal courts and (ii) any right in the United States federal courts to compel arbitration, to confirm any arbitration award or order, or to seek any aid or assistance of any kind.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement individually, or by their duly authorized signatures on the day and year first written above.

SELLER:

ALBATROSS MANAGEMENT CONSULTING, LLC

By: /s/ Neil Demers

Name: Neil Demers

Its: Manager

BUYER:

DIEGO PELLICER WORLDWIDE, INC.

By: /s/ Nello Gonfiantini

Name: Nello Gonfiantini

Its: CEO

EXHIBIT A

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is entered into on September , 2020, by Albatross Management Consulting, LLC (“Seller”), for the benefit of Diego Pellicer World Wide, Inc. (“Buyer”).

Recitals

A.                 Seller and Buyer entered into that certain Membership Interest Purchase Agreement dated September 9, 2020 (the “MIPA”), whereby, among other things Buyer agreed to purchase the Buyer Membership Interest; and

B.                 Capitalized terms not defined herein have the respective meanings ascribed to them in the MIPA.

NOW THEREFORE, Seller certifies as follows:

Terms

1.                  Sale of Membership Interests. In accordance with the terms and conditions of the MIPA, Seller hereby sells, transfers, conveys, assigns and delivers unto Buyer the Buyer Membership Interest, free and clear of all Liens.

2.                  Title. Seller has good and marketable title to the Buyer Membership Interest, free and clear of all Liens, and Buyer hereby receives such good and marketable title thereto.

3.                  Warranty. Seller shall warrant and defend the sale, transfer, conveyance, and assignment of the Buyer Membership Interest hereunder against each and every person or persons claiming against any or all of the same.

4.                  Further Assurances. Seller shall take all steps necessary to put Buyer in actual possession and operating control of the Buyer Membership Interest, to carry out the intent of the MIPA and this Bill of Sale, and to more effectively sell, transfer, convey, assign and reduce to possession and record to title any of the Seller Membership Interest, including by executing and delivering, or causing to be executed and delivered, such further instruments or documents of transfer, assignment and conveyance, or by taking such other actions as may be requested by Buyer.

5.                  Independent Covenants. This Bill of Sale is subject in all respects to the terms and conditions of the MIPA. Nothing contained in this Bill of Sale will be deemed to diminish any of the obligations, agreements, covenants, or statements of fact of Seller set forth in the MIPA.

6.                  Dispute Resolution. If a dispute arises under this Bill of Sale, such dispute will be settled by in accordance with the provisions set forth in Section 6.15 of the MIPA.

7.                  Electronic or Fax Signatures. This Bill of Sale may be executed electronically or by fax which will be effective as original signature.

IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by Seller as of the date first above written.

ALBATROSS MANAGEMENT CONSULTING, LLC

By: /s/ Neil Demers

Name: Neil Demers

Its: Manager